UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

ROMANTIQUE LTD.
(Exact name of registrant as specified in its charter)
_________________

New York	3911	46-0956015
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

64 West 48th Street, Suite 1107, New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

(212) 840-8477
(Registrant’s telephone number, including area code)

Yitzchok Gurary
64 West 48th Street, Suite 1107
New York, New York 10036
Phone: (212) 840-8477
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

Joel Schonfeld, Esq.
Andrea Weinstein, Esq.
Schonfeld & Weinstein, L.L.P.
80 Wall Street, Suite 815
New York, New York 10005
Phone: (212) 344-1600
Fax: (212) 480-0717

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	2,213,750	$2.00	$5,007,500	$603.91

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the most recent private sale price of the Company’s common stock.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS	Registration No. 333-________

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [DATE], 2013

PRELIMINARY PROSPECTUS

ROMANTIQUE LTD.

2,213,750 SHARES OF
COMMON STOCK

The selling shareholders of Romantique Ltd. (the "Company" or “Romantique”) named in this Prospectus are offering shares of Common Stock through this Prospectus. The Company will not receive any of the proceeds from the sale of the shares by the selling shareholders 2,213,750 shares of our Common Stock are being offered by the selling shareholders. The purchase of the securities offered through this Prospectus involves a high degree of risk.

Selling shareholders are underwriters as defined under the Securities Act of 1933. Our shares are currently not quoted on the OTC-BB or other exchange or quotation service and, there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an inactive trading market, investors may be unable to liquidate their investment or make any profit from the investment. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders of our Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE ___.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is [Date]

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the "Company," "we," "us," and "our" refer to Romantique Ltd. unless the context otherwise requires. The term "fiscal year" refers to our fiscal year ended May 30. Unless otherwise indicated the term "Common Stock" refers to shares of the Company's common stock.

ABOUT OUR COMPANY

We are a New York corporation incorporated on September 6, 2012, under the name Ramantique Jewelry Ltd. On October 3, 2012, we amended our Certificate of Incorporation to change our name to Romantique Jewelry Ltd., and on December 3, 2012, we amended our Certificate of Incorporation to change our name to Romantique Ltd. We began operations in October 2012 focusing on sales of pendants, bracelets and earrings to independent retailers. In December 2012, we launched a line of engagement rings. For the period September 6, 2012 (inception) to November 30, 2012, we purchased all our merchandise from a company owned by the mother of President, Yitzchok Gurary.

Our principal offices are currently located at: 64 West 48th Street, Suite 1107, New York, New York 10036. Our telephone number is (212) 840-8477.

TERMS OF THE OFFERING

The selling shareholders named in this Prospectus are offering shares of Common Stock of the Company for their own account (the "Offering"). We will not receive any of the proceeds from the sale of these shares of Common Stock. There will be 10,353,750 shares of our Common Stock outstanding prior to and after this Offering. Our common stock is not currently traded on our exchange or listing service, and there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

The Offering

Securities Being Offered:	Up to 2,213,750 shares of Common Stock.

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this Prospectus.

Securities Issued and to be Issued
10,353,750 shares of our Common Stock are issued and outstanding as of the date of this Prospectus.  All of the Common Stock to be sold under this Prospectus will be sold by existing shareholders.  The Selling shareholders are underwriters as defined under the Securities Act of 1933.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock by the selling shareholders

Risk Factors
You should carefully consider the information set forth in this Prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this Prospectus before deciding whether or not to invest in our Common Stock.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the “Financial Statements” and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the period of inception (September 6, 2012) year ended November 30, 2013.

Balance Sheet Data	For the period of inception (September 6, 2012 through November 30, 2013) (audited)

Total cash and equivalents	$27,039
Accounts Receivable	$1,433,779
Prepaid expenses	$7,000

Total current assets	$1,467,818

Total Assets	$1,488,746

Total current liabilities	$1,294,448
Total liabilities	$1,368,448

Income Statement Data
For the period of inception (September 6, 2012 through November 30, 2013) (audited)
Revenues- Net	$1,460,484
Total operating expenses	$1,279,586
Net Income	$119,298

Net income per share – basic	$.01

RISK FACTORS

All parties and individuals reviewing this Prospectus and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this Registration Statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks, including competition and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our Common Stock.

RISK FACTORS RELATING TO OUR COMPANY

1. WE HAVE HAD LIMITED SALES AND CANNOT PREDICT WHEN, OR IF, SALES WILL INCREASE.

We are a newly formed company and as of the date of this Memorandum, have had limited sales. We expect to increase the marketing of our company in the near future, but cannot predict when if at all, we will begin to generate significant revenue. Our viability, growth and profitability will depend upon both raising funds and successfully marketing our products, company and website. It also depends upon our ability to purchase jewelry and resell it at a profit, and to develop relationships with jewelry retailers. Even if we raise necessary funds and develop such relationships, there is no guarantee that we will generate a profit.

2. WE MAY REQUIRE ADDITIONAL FUNDING IN THE FUTURE AND THERE IS NO GUARANTEE THAT WE WILL BE ABLE TO DO SO ON TERMS THAT ARE ACCEPTABLE TO US, IF AT ALL.

Because we do not have a long history of operations, we believe we might require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to grow our business may be greatly limited. In our private placement offering which closed in March 2013, we raised over $700,000 which we intend to apply toward working capital. In the event we require additional funds, we will attempt to engage in another securities offering if either equity or debt. Debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations. If we continue to finance our operations through the issuance of our securities, the issuance of additional securities will dilute the ownership of existing shareholders.

3. WE ARE A NEW COMPANY AND WE MAY LACK THE FINANCIAL STABILITY REQUIRED TO CONTINUE OPERATIONS.

Our ability to generate revenue primarily depends on our success in obtaining jewelry at reasonable prices and selling such jewelry at a profit, as well as building a network of wholesale clients. There can be no assurance that any such events will occur, that we will attain revenues from sale of our products, or that we will be able to maintain profitable operations.

To the extent that our resources are insufficient to fund our future activities, we may need to raise additional funds through public or private financing. However, additional funding, if needed, may not be available on terms attractive to us, or at all. Our inability to raise capital when needed could have a material adverse effect on our business, operating results and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of our Company by our current shareholders would be diluted.

4. UNTIL WE START GENERATING INCREASED REVENUE WE ANTICIPATE THAT A PORTION OF OUR CAPITAL REQUIREMENTS WILL BE MET THROUGH FINANCING AND IT IS NOT CERTAIN WE WILL BE ABLE TO FIND FINANCING TO MEET OUR OPERATING REQUIREMENTS.

Because we are a new company, it is difficult for us to determine our monthly or annual operating expenses. Until we start generating increased revenue, and possibly even after that, we will be dependent on financing to fund our operating as well as other working capital requirements. There can be no assurance that we can raise sufficient capital to meet our future working capital needs. It is not anticipated that any of the officers, directors or current shareholders of the Company will provide any significant portion of our future financing requirements.

5. BECAUSE WE HAVE A LIMITED OPERATING HISTORY ON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE THE DEMANDS REQUIRED OF A NEW BUSINESS IN THE JEWELRY INDUSTRY.

We are a start-up company and, to date, have a limited operating history upon which an evaluation of our prospects can be made. There can be no assurance that we will effectively execute our business plan or manage any growth or that our future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the demand for our products, price competition, our ability to market our products, our success in setting up and expanding distribution channels, and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the jewelry industry, which is characterized by intense competition.

6. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters could raise substantial doubt about our ability to continue as a going concern.

7. WE EXPECT OUR OPERATING EXPENSES TO INCREASE, AND THIS MAY AFFECT PROFIT MARGINS AND THE MARKET VALUE OF THE COMPANY’S COMMON STOCK.

Over the next twelve months, the Company expects to increase its operating expenses to expand its marketing operations. Such increases in operating expense levels and capital expenditures may adversely affect the Company’s operating results and profit margins, which may in turn significantly affect the market value of the Company’s Common Stock. There can be no assurance that the Company will, one day, achieve profitability or generate sufficient profits from its business operations in the future.

8. WE ARE DEPENDENT ON OUR PRESIDENT

We are dependent on our President, Yitzchok Gurary, who has developed contacts and experience in the jewelry business, and whose affiliation with a related party provided us with merchandise with which we commenced our operations. In the event Mr. Gurary leaves the Company, we may lose a substantial portion of our business.  For the period September 6, 2012 (inception) to November 30, 2012, we purchased all of our merchandise from Classique Creations LLC, a jewelry manufacturing company owned by Mr. Gurary’s mother, which, in addition to selling us merchandise, provided us with a line of credit.  Although we now purchase less than half of our merchandise (excluding stones which we purchase from various unrelated third parties) from Classique Creations, LLC, it is still our largest single source of merchandise.  If Mr. Gurary were to leave the company, there is no guarantee that Classique Creations LLC would continue to sell us merchandise or that we would be able to purchase merchandise from another manufacturer on similar terms.

9. OUR TWO LARGEST SHAREHOLDERS OWN APPROXIMATELY 77% OF THE CONTROLLING INTEREST IN OUR VOTING STOCK, AND, AS A RESULT, INVESTORS WOULD NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our two largest shareholders beneficially have the right to vote approximately 77% of our outstanding Common Stock. As a result, these shareholders would have the ability to control substantially all matters submitted to our shareholders for approval including:

a)	election of our board of directors;

b)	removal of any of our directors;

c)	amendment of our Articles of Incorporation or bylaws; and

d)	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two shareholders have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

10. CURRENT ECONOMIC CONDITIONS MAY PREVENT US FROM GENERATING INCREASING REVENUE.

Our ability to generate or sustain revenues is dependent on a number of factors relating to discretionary consumer spending. These include economic conditions and consumer perceptions of such conditions by consumers, employment, the rate of change in employment, the level of consumers' disposable income and income available for discretionary expenditure, business conditions, interest rates, consumer debt and asset values, availability of credit and levels of taxation for the economy as a whole and in regional and local markets where the Company operates.

The United States is currently recovering from an economic downturn, the extent and duration of which cannot be currently predicted with any degree of reasonable certainty, and which business environment includes record low levels of consumer confidence due, in part, to job losses. Due to these factors, consumers may be less likely to purchase non-essential goods such as jewelry.

In addition, as a result of the economic downturn in the United States, credit and private financing is becoming difficult to obtain at reasonable rates, if at all. We may be required to obtain additional funding from other sources, including loans and/or private financings. If we are unable to achieve such capital infusions on reasonable terms, if at all, our operations may be negatively affected.

11. BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE MAJORITY OF OUR COMPETITORS WE MAY LACK THE FINANCIAL RESOURCES NEEDED TO CAPTURE MARKET SHARE.

The market in which we intend to operate is dominated by much larger firms with established brand names and distribution channels, and our success is dependent upon interest in and awareness of our products by both retailers and the general public. It may be difficult or impossible for us to achieve such acceptance of our products. In addition, our competitors are more financially stable than we are, and because they have greater volume, can work with smaller profit margins than we may be able to.  Moreover, even if we successfully bring our products to market ahead of our projected competitors, established competitors could quickly bring products to market that would compete.

12. BECAUSE WE ARE A NEW COMPANY, WE MAY LACK THE ABILITY TO RECRUIT SUITABLE CANDIDATES FOR EMPLOYMENT, OR TO ATTRACT THEM TO THE COMPANY SHOULD THEY BE IDENTIFIED.

Because our revenues and operating history have been limited to date, we may have difficulty attracting potential employees. In addition, we may be dependent upon skills of individuals with whom we may have little familiarity, and who may not perform as expected.

13. OUR ACQUISITIONS MAY NOT BE SUCCESSFUL.

As part of our growth strategy, we intend to acquire additional companies in the jewelry industry.  Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive companies and assets. Even if we are successful in acquiring additional companies, some of the companies may not produce revenues at anticipated levels or within specified time periods. There is no assurance that we will be able to successfully integrate acquired companies, which could result in substantial costs and delays or other operational, technical or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

14. A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR OPERATIONS.

Because we intend to structure any future acquisitions through payment of our Common Stock, a decline in the price of our stock, once it is listed, could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

15. NEW YORK LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

New York law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

16. WE CURRENTLY PURCHASE MANY OF OUR SETTINGS FROM ONE COMPANY, WHICH IS AN AFFILIATED COMPANY

For the period September 6, 2012 (inception) to November 30, 2013, we purchased all of our jewelry from Classique Creations LLC, a company owned by the mother of the President, Yitzchok Gurary. Although we began purchasing jewelry from other sources in December 2012, Classique Creations LLC remains our single largest supplier of jewelry.  If Classique Creations LLC experiences financial difficulties or refuses to sell jewelry to us or raises its prices, we would be forced to find another jewelry manufacturer to work with. There is no guarantee that other jewelry manufacturers would sell products to our company on the same terms, which could diminish our profit; nor is there a guaranty that the quality of products purchased from other third parties would be of the same quality as the products we are currently purchasing from Classique.

RISKS RELATING TO OUR COMMON SHARES

 (1) OUR STOCK IS NOT YET LISTED AND THEREFORE, YOUR INVESTMENT MAY REMAIN ILLIQUID

Upon the Commission’s declaration of effectiveness of this offering, we intend to apply to have our stock listed as either the Over-the-Counter Bulletin Board or the “Pink Sheets”. Further, we cannot guarantee that FINRA will approve our application to have our stock listed on either the OTC-BB or “Pink Sheets” in which case our Shares will remain illiquid.

 (2) WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' OWNERSHIP PERCENTAGE IN THE COMPANY, AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock. The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then-existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common Stock.

 (3) PENNY STOCK REGULATION

The Company's Common Stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

 (4) BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR SHAREHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

 (5) BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Company does not currently have independent audit or compensation committees. As a result, our director(s) have the ability, among other things, to determine their own level of compensation. Until the Company complies with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave the Company’s shareholders without protections against interested director transactions, conflicts of interest, if any, and similar matters, and, as a result, investors may be reluctant to provide the Company with funds necessary to expand its operations.

The Company intends to comply with all corporate governance measures relating to director independence as and when required. However, the Company may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

 (6) COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE PRACTICES, AS WELL AS MANAGEMENT'S RELATIVE INEXPERIENCE WITH SUCH REGULATIONS, WILL RESULT IN ADDITIONAL EXPENSES FOR THE COMPANY AND CREATES A RISK OF NON-COMPLIANCE.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and related SEC regulations, have created uncertainty for public companies and have significantly increased the costs and risks associated with accessing the public markets and with public reporting. The Company’s management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies in these areas, which will lead to increased general and administrative expenses and a diversion of management time and attention away from revenue generating activities and toward compliance activities. Management's relative inexperience with respect to these regulated areas may cause us to fall out of compliance with applicable regulatory requirements, which in turn could lead to enforcement action against us and have a resulting negative impact on our stock price.

 (7) IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Because we intend to become a fully reporting company with the SEC, we will incur additional legal, accounting and other expenses. Moreover, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

USE OF PROCEEDS

The selling shareholders are selling shares of Common Stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DILUTION

The Common Stock to be sold by the selling shareholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders as result of such sales of our Common Stock.

SELLING SHAREHOLDERS

The shares of Common Stock being offered for sale by the selling shareholders hereunder consist of 2,213,750 shares of our Common Stock held by forty-four (44) shareholders who purchased the Common Stock in offerings exempt from registration pursuant to the exemption provided by Regulation D.

Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

The selling shareholders may from time-to-time offer and sell any or all of their shares during the duration of this Offering.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this Prospectus, the shares of Common Stock covered by this Prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling shareholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Except as may be indicated below, no selling shareholder is the beneficial owner of any additional shares of Common Stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling shareholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling shareholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, or, directly or indirectly, with any person to distribute the stock.

The following table sets forth, with respect to the selling shareholders: (i) the number of shares of Common Stock beneficially owned as of March 31, 2013; (ii) the total percentage of shares beneficially owned prior to the Offering; (iii) the maximum number of shares of Common Stock that may be sold by the selling shareholders under this Prospectus; (iv) the number of shares of Common Stock that will be owned after the offering by the selling shareholders; and (v) the total percentage of shares beneficially owned upon completion of the Offering. All shareholders listed below are eligible to sell their shares. The percentage ownerships set forth below are based on 10,353,750 shares outstanding as of the date of this Prospectus.

Name of Selling Shareholder	Total Number of Shares Beneficially Owned Prior to Offering	Total Percentage of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Total Percentage of Shares Beneficially Owned Upon Completion of Offering

MENACHEM ABRAMOV	100	0	100	0	0
MENDEL BARBER	100	0	100	0	0
YITCHOK BARBER	100	0	100	0	0
NISSEN BECKERMAN	100	0	100	0	0
SOLOMON CARLEBACH	100	0	100	0	0
BRUCE FEDERMAN	50,000.48		50,000	0	0
SAMUEL FETTMAN	100	0	100	0	0
YITSCHEK FISCH	250	0	250	0	0
PINCUS FRIEDMAN	100	0	100	0	0
MARC FRIES	100	0	100	0	0
SOL GUTLEIZER	100	0	100	0	0
JACK GUTTMAN	100	0	100	0	0
JOSH GUTTMAN	100	0	100	0	0
DROR IYOU	50,000.48		50,000	0	0
DAVID JAROSLAWICZ	100	0	100	0	0
BRIAN JEDWAB	100	0	100	0	0
RICHARD JEDWAB	100	0	100	0	0
ZALMAN KOMAR	100	0	100	0	0
MARTIN KURLANDER	100	0	100	0	0
DAVID LIVI	100	0	100	0	0
KUROSH LIVI	100	0	100	0	0
ILAN MANDEL	100	0	100	0	0
MIACOMET FUNDS HOLDING	50,000.48		50,000	0	0
MORDECHAI NAGEL	100	0	100	0	0
BRIAN NATANOV	100	0	100	0	0
BVH HOLDINGS LLC	50,000.48		50,000	0	0
JOSEPH POPACK	100	0	100	0	0
MENDEL RASKIN	500	0	500	0	0
YEHUDA SCHMUKLER	50,000.48		50,000	0	0
MENACHEM SCHNEERSON	100	0	100	0	0
JEFFREY SIMON	100	0	100	0	0
LEIB SIMPSON	100	0	100	0	0
YOSEF SIMPSON	100	0	100	0	0
LEONARD SPECTOR	100	0	100	0	0
STEVEN SPECTOR	100	0	100	0	0
DAVID SPUTZ	100	0	100	0	0
SCHNEUR WILHELM	100,000.97		100,000	0	0
JEFFREY ZWICK	100	0	100	0	0
BNOS MENACHEM	400,000	3.86	400,000	0	0
CHAIM GURARY	400,000	3.86	400,000	0	0
JOSEPH ZWIEBEL	300,000	2.90	300,000	0	0
KEREN HACINUCH	400,000	3.86	400,000	0	0
SAMUEL EISENBERG	290,000	2.80	100,000	190,000	1.8
SCHONFELD & WEINSTEIN, LLP	10,000.01		10,000	0	0
SHIMI BARBER	150,000	1.45	150,000	0	0
SHOSHANA ABRAMOV	100,000.97		100,000	0	0

The percentages set forth are not determinative of the selling shareholder’s beneficial ownership of Common Stock pursuant to Rule 13d-3 or any other provision under the Exchange Act (as defined below).

a) Assumes a sale of all of the shares held by the selling shareholders. There can be no assurance that the selling shareholder will sell any or all of the shares offered hereby.

PLAN OF DISTRIBUTION

The selling shareholders are underwriters as defined under the Securities Act of 1933. Although we intend to apply to have our common stock listed on the OTC-BB or “Pink Sheets”, there is no guarantee we will be successful, or, even if we are, that trading in the stock will develop. If and when a market develops for our Common Stock, the shares may be sold or distributed from time-to-time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices and at negotiated prices or at fixed prices, which may be changed. At such time, the distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our Common Stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
•	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the Common Stock.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock: (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

When a selling shareholder wants to sell shares of our Common Stock under the Prospectus which is a part of this Registration Statement, the selling shareholder will also need to comply with state securities laws, also known as "blue sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling shareholder will be able to advise the shareholder as to which states have an exemption for secondary sales of our Common Stock.

Any person who purchases shares of our Common Stock from a selling shareholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, a selling shareholder will indicate in which state(s) he or she wishes to sell the shares, and such seller's broker will be able to identify whether the shareholder will need to register in that state or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of Common Stock, $0.0001 par value per share. As of March 31, 2013 there were 10,353,750 shares of our Common Stock issued and outstanding held by approximately 46 shareholders of record.

COMMON STOCK

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our Common Shareholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of New York for a more complete description of the rights of holders of the Company's Common Stock.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Our financial statements for the period from our inception on September 6, 2012 to November 30, 2012 included in this Prospectus have been audited and reviewed by Wolinetz, Lafazan & Company, CPA’s, P.C., an independent registered public accounting firm located at 5 North Village Avenue, Rockville Center, New York 11570 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law office of Schonfeld & Weinstein, L.L.P., 80 Wall Street, Suite 815, New York, New York 10005 has passed upon the validity of the Common Stock offered under this Prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our Common Stock in the public market could adversely affect market prices prevailing from time to time. The shares of our Common Stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.

DESCRIPTION OF BUSINESS

Business
Overview

Romantique Ltd. ("Romantique" or the "Company") is a New York corporation, incorporated on September 6, 2012. We began our operations on October 1, 2012, selling jewelry to independent retailers. For the first two months of our operations, our products consisted exclusively of fashion rings, bracelets, pendants and earrings, featuring diamonds. A small percentage of our sales consisted of jewelry that was accented with precious stones such as rubies sapphires and emeralds. In December 2012, we launched a line of bridal rings to sell to independent retailers. Currently, most independent retailers in the jewelry industry purchase bridal (engagement rings), in two steps: purchasing the setting from one party and the stone from another. Romantique’s new line of bridal rings is unique in that we are purchasing the settings and the diamonds, putting them together in a way that emphasizes the gem’s assets and de-emphasizes its flaws, and selling the finished product to independent retailers. We believe that marketing ourselves as a one-stop-shop for bridal rings, will appeal to independent retailers who may find it easier to make one purchase than two.

We currently purchase diamonds we use in our jewelry from various diamond cutters, and we purchase approximately 40% of our jewelry (exclusive of stones) from Classique Creations LLC, a jewelry manufacturing company owned by the mother of Yitzchok Gurary, the President of Romantique.  While we expect the amount of jewelry we purchase from Classique Creations LLC to decrease as we increase our business, there is no guarantee that third party manufacturers will provide us with merchandise of a similar quality or on similar terms.  .Our website is located at www.myromantique.com.

Plan of Operation

To date, most of our revenues have been generated through the sale of rings, pendants, necklaces and earrings with stones such as diamonds, rubies and emeralds. In December 2012, we launched our line of bridal rings. Our plan is to expand our bridal ring sales, which we believe are less seasonal.

We have begun to offer complete engagement rings, including both stone and setting, and, using our managements’ experience in the jewelry industry, create rings that show the stones to their best advantage, i.e. accentuating their brilliance and hiding their imperfections.

Romantique intends to market its line of engagement rings to independent jewelers. Our target market is jewelers with between $750,000 and $5,000,000 in annual sales. Our goal is to offer engagement rings that will retail for under $5,000. We believe that by selling Romantique rings, independent jewelers will be able to compete with jewelry chain stores which sell rings in this price range. We have designed our rings to have a sophisticated look, which we believe customers will find appealing.

The Market

The jewelry industry is comprised of companies which are involved in the creation, chasing, etching, or engraving of jewelry. Jewelry products can be created with precious metal solid or precious metal clad jewelry. The can be made with or without stones. Traditionally, jewelry is not branded. The primary procedures in manufacturing jewelry are: design, mold, cast, polish, finish, and plate.

Jewelry is often split into three different classifications: bridal jewelry, such as engagement, wedding, and anniversary rings; fashion jewelry, like an assortment of necklaces, rings, earrings, bracelets, and pins; and other miscellaneous giftware.

Diamonds are responsible for the majority of jewelry store monetary sales; other prominent products are platinum, gold, and silver jewelry, as well as a variety of other metals, pearls, and gemstones.

The demand for jewelry is dependent upon consumer income, as well as the global cost of gold and silver. Larger jeweler businesses are capable or offering a larger line of products to easily meet the wants of customers, and are able to be efficient in the operations of production and distribution. Smaller jewelry companies continue to have a hold in the market due to the fact that cost is not the main factor in their retail of jewelry. They also offer specific pieces that are individualizing to a consumer, as well as unique lines. The revenue of individual jewelry companies depends upon how efficient their operations are, and cost controls. The overall profitability of any jewelry business is dependent upon the effectiveness of their merchandising and marketing strategies.

Employees

We currently have two full time employees.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at: 64 West 48th Street, Suite 1107, New York, New York 10036. We currently lease this space from Ocappi Inc., a company affiliated with our President, Yitzchok Gurary. We do not own any real property. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve us.

MARKET INFORMATION

Our common stock is not listed on any exchange or the OTC-BB, although we intend to apply for listing upon effectiveness of this registration statement.

TRANSFER AGENT

We have retained VStock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516, telephone: 212-828-8436, as our duly authorized transfer agent.

HOLDERS

As of March 31, 2013, we had 10,353,750 shares of our Common Stock issued and outstanding held by 46 holders of record.

The selling shareholders are offering hereby up to 2,213,750 shares of Common Stock.

DIVIDENDS

We have never paid a dividend on our stock.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (“Registration Statement”) under the Securities Act with respect to the Common Stock offered herein. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the Registration Statement, including exhibits, filed as a part thereof. Statements in this Prospectus as to the contents of any document filed as an exhibit to the Registration Statement, set forth the material terms of such document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. The Registration Statement, reports and other information, including the exhibits and schedules thereto, may be inspected at the Public Reference Room of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, as there can be no assurance that these forward-looking statements will prove to be accurate and speak only as of the date hereof. Management undertakes no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties are described in greater detail elsewhere herein. The following discussion should also be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

OVERVIEW

We were incorporated on September 6, 2012, under the laws of the state of New York as Ramantique Jewelry Ltd. On October 3, 2012, we amended our certificate of incorporation to change our name to Romantique Jewelry Ltd., and on December 3, 2012, we amended our certificate of incorporation to change our name to Romantique Ltd. We began operations on October 1, 2012 by selling fashion rings, pendants, earrings and bracelets to independent retailers. In December 2012, we commenced a line of bridal (engagement) rings, featuring both settings and diamonds. We believe that we are one of the few companies selling engagement rings which include the diamonds to independent retailers. For the period September 6, 2012 (inception) to November 30, 2012, we purchased over 99% of our merchandise from Classique Creations LLC, a jewelry manufacturer owned by the mother of our President, Mr. Yitzchok Gurary.  Currently, we purchase approximately 40% of our merchandise (excluding stones) from Classique Creations LLC.  Our website is located at www.myromantique.com .

RESULTS OF OPERATIONS

Results of Operations for the period of September 6, 2012 (inception) through November 30, 2012

Net revenues were $1,460,484 from our inception through November 30, 2012. We are a new company and we can provide no assurance that we will be successful.

Since our inception on September 6, 2012 through November 30, 2012, we recognized a net income of $119,298. Our cost of sales was $1,191,505 for this period.  Officers compensation was $44,250, and professional and consulting fees of $14,725 and $14,506 of general and administrative expenses. We anticipate that our operating expenses will increase as we build our operations.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2012, our current assets were $1,467,818, and our current liabilities were $1,294,448. As of November 30, 2012, our total assets were $1,488,476. Total assets as of November 30, 2012 consisted of $27,039 in cash, $1,433,779 in accounts receivable, and deferred taxes of $7,000. As of November 30, 2012, our liabilities consisted of $1,172,358 in accounts payable, $54,090 in accrued expenses, $6,700 due to related parties and $74,000 in convertible notes payable to a related party.

SUBSEQUENT EVENTS

In March 2013, we closed on a private offering of our securities. Pursuant to this offering, we offered a minimum of 250,000 and a maximum of 750,000 shares of common stock at $2.00 per share. We sold 353,875 shares for a total of $707,750.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Revenue Recognition

We recognize revenues when there is persuasive evidence of an arrangement, services performed and/or products sold, and client acceptance and/or payment has occurred. The sales price for our services and products are establish based on part on an assessment of the costs relating to the rendering of such services or the production and distribution of such products; provided, however, that a substantial component of the pricing for said services and products is arbitrary and varies based on unique marketing programs tailored for the particular client or customer group and based on client/customer comfort levels and needs. We also recognize that our policies in this regard are evolving and may be subject to adjustment going forward, as we are in a new and exciting industry, one which is being defined as we grow.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Position & Offices Held

Yitzchok Gurary	39	President, CEO, CFO, Director
Shalom Schwartz	39	Chairman of the Board
Chaim Zfatman	64	Director, Secretary

Biographies of Directors/Officers follow:

Yitzchok Gurary, 39, has served as President, CEO, CFO and a director of the company since its inception. From 2007 to 2011, Mr. Gurary served as Vice President of Classique Creations, LLC, a jewelry manufacturer from which Romantique currently purchases jewelry. Since March 2012, Mr. Gurary has been the owner of Ocappi, Inc., a company which sells high end bridal rings exclusively through its website located at www.ocappi.com.  Romantique subleases office space from Ocappi, Inc.

Shalom Schwartz, 39, has served as Chairman of the Board of Romantique since its inception. Since 2007, Mr. Schwartz has been employed as a director of risk management at IDT Corporation.

Chaim Zfatman, 64, has been a director of the company since its inception. Since 2004, Mr. Zfatman has been the owner of DTC Creations, a wholesaler of fashion jewelry located in Brooklyn, New York.

Involvement in Certain Legal Proceedings

Our directors, executive officer and control persons have not been involved in any of the following events during the past ten years:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(3)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(5)	any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

(6)	any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

(7)	any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board of Directors

Our Board of Directors (the “Board”) consists of only three members, Yitzchok Gurary, Shalom Schwartz and Chaim Zfatman, who each serve one-year terms without any compensation.

Term of Office

Our directors were appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by the Board and hold office until the next annual meeting of the Board and until such officer's successor shall have been elected and qualified, subject to earlier resignation or removal by the Board.

Audit Committee

We do not presently have an Audit Committee. Our Board performs the essential functions of an Audit Committee. No qualified financial expert has been hired because the Company is too small and lacks the financial resources to afford such an expense.

Committees and Procedures

(1)	The Company has no standing audit, nominating and compensation committees of the Board, or committees performing similar functions. The Board itself acts in lieu of committees due to its small size.

(2)
The view of the Board is that it is appropriate for the Company not to have a nominating committee due to the small size of the Board and the Company. Directors participate in the consideration of director nominees.

(3)
The members of the Board who perform the essential functions of a nominating committee are not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a)).

(4)
The members of the Board who perform the essential functions of a nominating committee have no policy with regard to the consideration of any director candidates recommended by security holders but will consider director candidates recommended by security holders.

(5)	The basis for the view of the Board that it is appropriate for the Company not to have such a policy is that there is no need to adopt a policy due to the small size of the Company.

(6)
The members of the Board who perform the essential functions of a nominating committee will consider candidates recommended by security holders, and by security holders submitting such recommendations.

(7)	There are no specific minimum qualifications that must be met by a nominee recommended by security holders, except that the nominee must be willing to serve and possess a clean background.

(8)
The process for identification and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons that are willing to serve who possess clean backgrounds. There is no difference in the manner in which the Board evaluates nominees for director based on whether the nominees is recommended by a security holder or found by the Board.

Code of Ethics

We have not adopted a Code of Ethics for the Board or any salaried employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us for the Company's last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

SUMMARY COMPENSATION TABLE

Compensation

The following table sets forth certain compensation information for: (i) each person who served as an officer and/or director of our Company at any time during the period of September 6, 2012 (inception) through November 30, 2012, regardless of compensation level, and (ii) each of our other executive officers. The foregoing persons are collectively referred to herein as the "Named Executive Officers." Compensation information is shown for fiscal years 2011 and 2010.

Summary Compensation Table

	Principal	Period				Compen-
	Position	Ending	Salary	Bonus	Awards	sation	Total
Name		Nov. 30,	($)	($)	($)	($)	($)

Yitzchok Gurary (1)	CEO/CFO President/Dir.	2012	0	0	0	0	0

Shalom Schwartz	Chairman of the Board	2012	0	0	0	0	0

Chaim Zfatman	Director	2012	0	0	0	0	0

Note:
(1)
 On October 1, 2012, Romantique entered into a one-year consulting agreement with Yitzchok Gurary pursuant to which he shall provide certain business and corporate marketing services to the Company for an annual consulting fee of three percent (3%) of net sales during the term of the agreement. On November 30, 2012, the Company recorded accrued compensation to Mr. Gurary in the amount of $44,250.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, any director in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our Common Stock on March 31, 2013 relating to those persons known to beneficially own more than 5% of our capital stock and by our named Executive Officer and Directors.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Common Stock over which the shareholder has sole or shared voting or investment power. It also includes shares of Common Stock that the shareholder has a right to acquire within 60 days after March 31, 2013 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding Common Stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our Common Stock. The Company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of its Common Stock

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)

Yitzchok Gurary (2) 525 Lefferts Avenue Brooklyn, NY 11225 President/CEO/CFO/Director	Common	2,037,000	19.3%

Shalom Schwartz 609 Crown Street Brooklyn, NY 11213 Chairman of the Board	Common	0	0

Chaim Zfatman 551 Crown Street Brooklyn, NY 11213 Director	Common	0	0

Ayin Gimmel, Inc. (3) 583 Montgomery Street Brooklyn, NY 11225	Common	5,950,000	57.5%

DIRECTORS AND OFFICERS AS A GROUP (3 persons)	Common	2,000,000	19.3%
(1)	Percent of Class is based on 10,353,750 shares issued and outstanding.

(2)	Includes a $74,000 note held by Mr. Gurary convertible into shares of Romantique common stock at $2.00 per share.

(3)	The principal of Ayin Gimmel, Inc. is Levy Raskin, 5605 Melling c.s.l. QC h4w 2c1, Montreal, Canada. Mr. Raskin is the brother-in-law of Mr. Gurary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership

Yitzchok Gurary, President, CEO and CFO of Romantique, owns 2,000,000 shares, or approximately 19.3%, of our outstanding Common Stock.

Loan

In October 2012, Yitzchok Gurary, President, CEO and CFO of Romantique Ltd., loaned the company $74,000.  The loan bears interest at a rate of 4% per annum and is due and payable December 31, 2015.  The loan may be converted, at Mr. Gurary’s option, into shares of common stock at $2.00 per share.

Merchandise

For the period September 6, 2012 (inception) to November 30, 2012, Romantique purchased approximately 99% of its merchandise from a jewelry manufacturing company owned by the mother of the Company’s President.

Office Space

We currently sublease office space from Ocappi Inc., a company affiliated with our President, Yitzchok Gurary.

INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the New York State laws and our Bylaws. We have agreed to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of Common Stock being offered by this Prospectus, and reference is made to such Registration Statement. This Prospectus constitutes the prospectus of Romantique filed as part of the Registration Statement, and it does not contain all information in the Registration Statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our shareholders with annual reports containing audited financial statements.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13 Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering of the Common Stock included in this Registration Statement:

U.S. Securities and Exchange Commission Registration Fee	$603.91
Legal Fees and Miscellaneous Expenses*	$50,000
Audit Fees*	$25,000
Transfer Agent Fees*	$2,000
Printing and EDGAR Fees*	$5,000

Total Expenses	$82,603.91

*Estimated expenses

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14 Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the New York Business Corporation and our bylaws. Under the BCL, unless modified by a corporation's articles of incorporation, a director is not liable to a corporation, its shareholders or creditors for damages as long as he/she acted in good faith. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under New York law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity.

Item 15 Recent Sales of Unregistered Securities

The shares of Common Stock being offered for sale by the selling shareholders hereunder consist of 2,213,750 shares of our Common Stock held by forty-six (46) shareholders who purchased the Common Stock in an offering exempt from registration pursuant to the exemption provided by Regulation D.

In October we sold 10,000,000 shares to our ten (10) founders at par value per share.  In March 2013, we completed an offering pursuant to which we offered a minimum of 250,000 and a maximum of 500,000 shares of common stock at $2.00 per share. We sold a total of 353,750 shares for a total of $707,500.

We did not engage in any form of general solicitation or general advertising in connection with these transactions. The investors were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. These shareholders acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

Item 16 Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this Registration Statement:

Exhibit	Exhibit Description

3.1	Certificate of Incorporation
3.2	By-laws as currently in effect
3.3	Amendment No. 1 to Certificate of Incorporation
3.4	Amendment No. 2 to Certificate of Incorporation
4.1	Form of Common Stock Certificate
5.1	Opinion of Schonfeld & Weinstein, LLP
10.1	Employment Agreement with Yitzchok Gurary, dated October 1, 2012
10.2	Promissory Note between Romantique Ltd. and Yitzchok Gurary
23.1	Consent of Schonfeld & Weinstein, LLP (included in Exhibit 5.1)
23.2	Consent of Wolinetz, Lafazan & Company, CPA’s, P.C.

(b) Financial Statement Schedule:

See our financial statements and the related notes to those statements, which are incorporated by reference herein

Item 17 Undertakings

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, NY on April ___, 2013.

ROMANTIQUE LTD.
Registrant
Date:
By:	/s/ Yitzchok Gurary
Yitzchok Gurary President, Chief Executive Officer, Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yitchok Gurary	President, Chief Executive Officer,
Yitchok Gurary	Chief Financial Officer, Director

/s/ Shalom Schwartz	Chairman
Shalom Schwartz

/s/ Chaim Zfatman	Director
Chaim Zfatman

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Romantique Ltd.

We have audited the accompanying balance sheet of Romantique Ltd. (“the Company”) as of November 30, 2012, and the related statements of income, stockholders’ equity and cash flows for the period September 6, 2012 (inception) to November 30, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Romantique Ltd. at November 30, 2012, and the results of its operations and its cash flows for the period September 6, 2012 (inception) to November 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
April 11, 2013

ROMANTIQUE LTD.
BALANCE SHEET
NOVEMBER 30, 2012

ASSETS

Current Assets:
Cash and Cash Equivalents	$27,039
Accounts Receivable, Net	1,433,779
Deferred Taxes	7,000

Total Current Assets	1,467,818

Property and Equipment, Net	4,728

Deferred Offering Costs	16,200

Total Assets	$1,488,746

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,172,358
Accrued Expenses	54,090
Income Taxes Payable	68,000

Total Current Liabilities	1,294,448

Long-Term Debt:
Convertible Note Payable – Related Party	74,000
Total Liabilities	1,368,448

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common Stock, $.0001 par value; 50,000,000 shares authorized,
10,000,000 shares issued and outstanding	1,000
Retained Earnings	119,298
Total Stockholders’ Equity	120,298

Total Liabilities and Stockholders’ Equity	$1,488,746

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
STATEMENT OF INCOME
FOR THE PERIOD SEPTEMBER 6, 2012 (INCEPTION) TO NOVEMBER 30, 2012

Sales – Net	$1,460,484

Costs and Expenses:
Cost of Sales	1,191,505
Officer’s Compensation	44,250
Professional and Consulting Fees	14,725
General and Administrative Expenses	14,506
Provision for Bad Debts	14,600

Total Costs and Expenses	1,279,586

Income from Operations	180,898

Other Income (Expense):
Interest Expense – Related Party	(600)

Income before Provision for Income Taxes	180,298

Provision for Income Taxes	61,000

Net Income	$119,298

Basic and Diluted Income Per Share	$0.01

Weighted Average Common Shares Outstanding	10,000,000

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD SEPTEMBER 6, 2012 (INCEPTION) TO NOVEMBER 30, 2012

	Common	Stock		Retained
	Shares	Amount		Earnings	Total
Balance, September 6, 2012	-	$-		$-	$-

Common Stock Issued to Founders	10,000,000	1,000		-	1,000

Net Income for the Period	-	-		119,298	119,298

Balance, November 30, 2012	10,000,000	$1,000	$	$ 119,298	120,298

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
STATEMENT OF CASH FLOWS
FOR THE PERIOD SEPTEMBER 6, 2012 (INCEPTION) TO NOVEMBER 30, 2012

Cash Flows from Operating Activities:
Net Income	$119,298
Adjustments to Reconcile Net Income to Net Cash
(Used) in Operating Activities:
Depreciation	80
Deferred Taxes	(7,000)
Reserve for Doubtful Accounts and Sales Returns and Allowances	28,600
Changes in Assets and Liabilities:
(Increase) in Accounts Receivable	(1,462,379)
Increase in Accounts Payable	1,172,358
Increase in Accrued Expenses	54,090
Increase in Income Taxes Payable	68,000
Net Cash (Used) in Operating Activities	(26,953)

Cash Flows from Investing Activities:
Capital Expenditures	(4,808)
Net Cash (Used) In Investing Activities	(4,808)

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	1,000
Proceeds of Convertible Note – Related Party	74,000
Payments for Deferred Offering Costs	(16,200)
Net Cash Provided by Financing Activities	58,800

Increase in Cash	27,039

Cash – Beginning of Period	-
Cash – End of Period	$27,039
Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -	Summary of Significant Accounting Policies

Organization

Romantique Ltd. (“the Company”) was incorporated on September 6, 2012 under the laws of the State of New York.  The Company is a wholesaler of jewelry including pendants, bracelets and earrings.  Operations commenced on October 1, 2012 and the Company has selected May 31 as its fiscal year.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments are provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred.  The Company did not incur any advertising costs during the period ended November 30, 2012.

Income Taxes

The Company accounts for income taxes using the asset and liability method, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Net Income Per Share

The computation of net income per share is based on the weighted average number of common shares outstanding during the period presented.  Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.  Management uses its best judgment in valuing these estimates, and may, as warranted, solicit external professional advice and other assumptions believed to be reasonable.

ROMANTIQUE LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -         Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact.  The guidance describes a fair value hierarchy based on the levels of inputs, or which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company's financial instruments include cash and cash equivalents, accounts receivable and accounts payable.  These items are determined to be a Level 1 fair value measurement.

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation.  Depreciation is computated by the straight-line method over the estimated useful lives of the related assets, which is five years.

Deferred Offering Costs

Deferred offering costs represent charges incurred in connection with a proposed private offering of the Company’s common stock (see Note 6).  Upon successful completion of such offering, the aggregate offering costs will be charged to additional paid-in-capital.  In the event that the proposed offering is unsuccessful, the aggregate offering costs will be charged to operations in the appropriate period.

Recent Accounting Pronouncements

Management does not believe there would have been a material effect on the accompanying financial statements had any recently issued, but not yet effective, accounting standards been adopted in the current period.

ROMANTIQUE LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -         Property and Equipment

Property and equipment consists of the following:

Computers	$4,808
Less: Accumulated Depreciation	80
$4,728

Depreciation expense is $80 for the period ended November 30, 2012.

NOTE 3 -         Convertible Note Payable – Related Party

Convertible note payable to the Company’s president is summarized as follows:

Note Payable, bearing interest at 4% per annum, and due December 31, 2015.  The note is convertible into shares of the Company’s common stock at a conversion rate of $2 per share, subject to adjustment upon the occurrence of certain events including stock dividends, stock split or combinations and reclassifications.                                                                   $ 74,000

NOTE 4 -	Commitments and Contingencies

On October 1, 2012 the Company entered into a one-year consulting agreement with Isaac Gurary under which he will provide certain business and corporate marketing services to the Company for an annual consulting fee of 3% of net sales during the term of the agreement beginning on October 1, 2012. On November 30, 2012 the Company recorded accrued compensation to Mr. Gurary in the amount of $44,250.  This amount is included in accrued expenses at November 30, 2012.  Mr. Gurary serves as the Company’s President and is a significant stockholder of the Company.

NOTE 5 -	Related Party Transactions

During the initial period ended November 30, 2012 the Company purchased over 99% of its merchandise from a manufacturer that is owned by the mother of the Company’s President.

The Company subleases office space from a Company affiliated with the Company’s president.  The sublease agreement calls for rent at $2,000 per month and expires June 30, 2013.

NOTE 6 -	Common Stock

Issuances to Founders

On September 19, 2012 the Company issued 10,000,000 shares of common stock to its founders for consideration of $1,000.

ROMANTIQUE LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 -	Common Stock (Continued)

Private Offering

The Company is attempting to raise capital through a private offering (“the Offering”) of its common stock.  The terms of the offering include:  the sale of a minimum of 250,000 shares and a maximum of 750,000 shares of common stock at $2 per share for gross proceeds of $500,000 and $1,500,000 respectively.  The Offering will terminate on the earlier of the date the shares are sold or April 30, 2013.  In the event the Company does not raise the minimum offering by March 31, 2013, the escrowed proceeds shall be returned to investors on a pro-rata basis, and the offering shall terminate.  Expenses of the Offering are estimated to be approximately $50,000.

NOTE 7 -	Preferred Stock

The Company’s Board of Directors may issue authorized but unissued shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitation of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 8 -	Major Suppliers

During the initial period ended November 30, 2012 the Company purchased over 99% of its merchandise from one manufacturer (see Note 5).

NOTE 9 -	Income Taxes

Provision for income taxes consists of the following:

Current:
	Federal	$63,000
	State and Local	5,000
		68,000
Deferred:
	Federal (Benefit)	(5,000)
	State and Local (Benefit)	(2,000)
		(7,000)
		$61,000
Deferred tax assets consist of the following:
Reserve for Bad Debts		$7,000

ROMANTIQUE LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 -	Income Taxes (Continued)

The federal statutory income tax rate is reconciled to the effective rate as follows:

Tax provision at Federal Statutory rate	34.0%
State and local income taxes, net of federal tax benefit	1.7
Provision for bad debts	(1.9)

Effective tax rate	33.8%

NOTE 10 -	Subsequent Events

In March 2013 the Company closed on a private offering of its common stock.  Pursuant to this offering, the Company offered a minimum of 250,000 and a maximum of 750,000 shares of common stock at $2 per share.  The Company sold 353,875 shares for gross proceeds of $707,750.